EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Laserlock Technologies, Inc. on Form S-8 of our report dated March 28, 2006 appearing in the Annual Report on Form 10-KSB of Laserlock Technologies, Inc. for the year ended December 31, 2005 and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Morison Cogen LLP

Bala Cynwyd, Pennsylvania
April 19, 2006